EXHIBIT 32.1
CERTIFICATION OF
CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
OF RANGE RESOURCES CORPORATION
PURSUANT TO 18 U.S.C. SECTION 1350
     In connection with the accompanying report on Form 10-K for the period ending December 31, 2009 and filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John H. Pinkerton, Chairman and Chief Executive Officer of Range Resources Corporation (the “Company”), hereby certify that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ JOHN H. PINKERTON
John H. Pinkerton
February 23, 2010